Exhibit 99.1

Kimball International Announces Closing of Poppin Acquisition

JASPER, IN (December 9, 2020) - Kimball International, Inc. (NASDAQ: KBAL) today announced the closing of its previously reported acquisition of Poppin, Inc., a tech-enabled, market-leading B2B commercial furniture design company.

Kristie Juster, CEO of Kimball International commented, “We are very pleased that Poppin is now part of Kimball International. This was a strategically compelling combination for both companies that has positioned us to gain share and successfully navigate a dynamic marketplace. Together, we are a leading omnichannel commercial furnishings company, supported by a robust manufacturing and sourcing infrastructure. We believe the opportunities we have identified for near term revenue synergies as well as medium-term revenue and operating synergies will result in long-term sustaining value creation for our shareholders, employees, customers and communities.”

Following the completion of the transaction, Kimball International’s pro forma Net Debt to adjusted EBITDA ratio was approximately 0.5x. The Company’s strong balance sheet and modest leverage enables Kimball International to maintain its capital allocation priorities, which include organic investments, acquisitions, return of capital to shareholders in the form of dividends and opportunistic share buybacks.

Forward-Looking Statements

This document may contain certain forward-looking statements about the Company and Poppin, Inc. (“Poppin”). The Company and Poppin intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” “beginning to,” “will,” “should,” “would,” “resume” or similar statements. We caution that forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s or Poppin’s actual future results and performance to differ materially from expected results including, but not limited to, the possibility that any of the anticipated benefits of the proposed transaction between the Company and Poppin will not be realized or will not be realized within the expected time period; the risk that integration of the operations of Poppin with the Company will be materially delayed or will be more costly or difficult than expected; the effect of the announcement of the transaction, including on customer relationships and operating results; the risk that any projections or guidance by the Company or Poppin, including revenues, margins, earnings, or any other financial results are not realized; adverse changes in global economic conditions; successful execution of Phase 2 of the Company restructuring plan; the impact on the Company or Poppin of changes in tariffs; increased global competition; significant reduction in customer order patterns; loss of key suppliers; loss of or significant volume reductions from key contract customers; financial stability of key customers and suppliers; relationships with strategic customers and product distributors; availability or cost of raw materials and components; changes in the regulatory environment; global health concerns (including the impact of the COVID-19 outbreak); or similar unforeseen events. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company’s Form 10-K filing for the fiscal year ended June 30, 2020 and other filings with the Securities and Exchange Commission.

About Kimball International, Inc.

For 70 years, Kimball International has created design driven furnishings that have helped our customers shape spaces into places, bringing possibility to life by enabling collaboration, discovery, wellness and relaxation. We go to market through our family of brands: Kimball, National, Interwoven, Etc., Kimball Hospitality, and D’style by Kimball Hospitality. Our values and high integrity are demonstrated daily by living our Purpose and Guiding Principles that establish us as an employer of choice. We build success by growing long-term relationships with customers, employees, suppliers, shareholders and the communities in which we operate. In fiscal year 2020, the company generated $728 million in revenue and employed over 2,800 people. To learn more about Kimball International, Inc. (NASDAQ: KBAL), visit www.kimballinternational.com.